NEWS RELEASE

December 7, 2023	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638

Washington, DC

URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for both the quarter ended March 31, 2023 and the quarter ended June 30, 2023 as well as for the six month period ended June 30, 2023. For the six month period ended June 30, 2023 net revenue was approximately $239.5 million, an increase of 3.8% from the same period in 2022. The Company reported operating income of approximately $17.8 million for the six months ended June 30, 2023, compared to approximately $61.8 million for the six months ended June 30, 2022. Broadcast and digital operating income1 was approximately $86.6 million, a decrease of 16.3% from the same period in 2022. Net income was approximately $67.4 million or $1.42 per share (basic) compared to $32.8 million or $0.64 per share (basic) for the same period in 2022. Adjusted EBITDA2 was approximately $67.8 million for the six months ended June 30, 2023, compared to approximately $89.5 million for the same period in 2022.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “this is our first earnings release since the sale of our MGM National Harbor investment for $136.8 million, and the impact can be seen in both our improved cash balance and the reduction of Adjusted EBITDA. On a same station basis our core radio revenue for the six months, excluding political, was up approximately 1.0%. The additional Indianapolis stations, which we acquired in September 2022, pushed core radio revenues up approximately 10.9%, however margins were down slightly at 26% vs 28% for the first half of 2022. The second half of 2023 will be more heavily affected by the political revenue comps for 2022, and also we are seeing some softening in the radio advertising market generally. In Q1 2023 our cable TV division suffered some ratings and delivery shortfalls, which led to increased audience deficiency units and thus a reduction in advertising revenues. Our ratings have recovered as the year has progressed, and advertising revenues for second and third quarters have been more stable. The linear television business is continuing to experience high rates of subscriber churn, in the high-single-digit percentage range, which we expect to continue for the rest of 2023. The return of Tom Joyner’s Fantastic Voyage in Q2 helped boost revenues at Reach Media, and also led to a corresponding increase in SG&A expenses, producing a net contribution of $1.75 million. Digital revenues for the six months increased by approximately 1.8%, but margins were impacted by additional traffic acquisition and content costs. We feel comfortable re-affirming our prior guidance of Adjusted EBITDA in the range $125-128 million.”

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PAGE 2 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31		Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022

STATEMENT OF OPERATIONS	(unaudited)		(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$109,869	$112,131	$129,652	$118,657	$239,521	$230,788
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	33,854	28,518	32,547	28,351	66,401	56,869
Selling, general and administrative, excluding stock-based compensation	36,715	35,210	49,777	35,193	86,492	70,403
Corporate selling, general and administrative, excluding stock-based compensation	8,530	9,413	11,385	12,016	19,915	21,429
Stock-based compensation	3,278	124	2,321	336	5,598	460
Depreciation and amortization	2,597	2,405	1,886	2,481	4,483	4,886
Impairment of goodwill, intangible assets, and long-lived assets	16,775	—	22,081	14,905	38,856	14,905
Total operating expenses	101,749	75,670	119,997	93,282	221,745	168,952
Operating income	8,120	36,461	9,655	25,375	$17,776	$61,836
INTEREST INCOME	333	59	1,898	—	2,232	59
INTEREST EXPENSE	14,068	15,927	13,972	15,886	28,040	31,813
GAIN ON RETIREMENT OF DEBT	2,356	—	—	1,855	2,356	1,855
OTHER (EXPENSE) INCOME, NET	(312)	1,986	96,773	9,725	96,460	11,711
(Loss) income before (benefit from) provision for income taxes and noncontrolling interests in income of subsidiaries	(3,571)	22,579	94,354	21,069	90,784	43,648
(Benefit from) provision for income taxes	(1,160)	5,465	23,197	4,125	22,037	9,590
NET (LOSS) INCOME	(2,411)	17,114	71,157	16,944	68,747	34,058
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	511	626	791	650	1,303	1,276
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,922)	$16,488	$70,366	$16,294	$67,444	$32,782

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET INCOME FROM CONTINUING OPERATIONS	$(2,922)	$16,488	$70,366	$16,294	$67,444	$32,782
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,922)	$16,488	$70,366	$16,294	$67,444	$32,782

Weighted average shares outstanding - basic[3]	47,420,832	51,182,831	47,629,163	50,806,346	47,514,722	50,994,612
Weighted average shares outstanding - diluted[4]	47,420,832	55,097,781	50,616,435	54,658,543	50,373,714	54,871,963

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PAGE 3 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)		(in thousands, except per share data)

Net (loss) income attributable to common stockholders (basic)	$(0.06)	$0.32	$1.48	$0.32	$1.42	$0.64

Net (loss) income attributable to common stockholders (diluted)	$(0.06)	$0.30	$1.39	$0.30	$1.34	$0.60

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$39,300	$48,403	$47,328	$55,113	$86,628	$103,516

Broadcast and digital operating income reconciliation:

Net (loss) income attributable to common stockholders	$(2,922)	$16,488	$70,366	$16,294	$67,444	$32,782
Add back non-broadcast and digital operating income items included in net income:
Interest income	$(333)	(59)	(1,898)	—	(2,232)	(59)
Interest expense	$14,068	15,927	13,972	15,886	28,040	31,813
(Benefit from) provision for income taxes	$(1,160)	5,465	23,197	4,125	22,037	9,590
Corporate selling, general and administrative expenses	$8,530	9,413	11,385	12,016	19,915	21,429
Stock-based compensation	$3,278	124	2,321	336	5,598	460
Gain on retirement of debt	$(2,356)	—	—	(1,855)	(2,356)	(1,855)
Other income, net	$312	(1,986)	(96,773)	(9,725)	(96,460)	(11,711)
Depreciation and amortization	$2,597	2,405	1,886	2,481	4,483	4,886
Noncontrolling interest in income of subsidiaries	$511	626	791	650	1,303	1,276
Impairment of long-lived assets	$16,775	—	22,081	14,905	38,856	14,905
Broadcast and digital operating income	$39,300	$48,403	$47,328	$55,113	$86,628	$103,516

Adjusted EBITDA[2]	$30,285	$42,004	$37,504	$47,507	$67,790	$89,512

Adjusted EBITDA reconciliation:

Net (loss) income attributable to common stockholders	$(2,922)	$16,488	$70,366	$16,294	$67,444	$32,782
Interest income	(333)	(59)	(1,898)	—	(2,232)	(59)
Interest expense	14,068	15,927	13,972	15,886	28,040	31,813
(Benefit from) provision for income taxes	(1,160)	5,465	23,197	4,125	22,037	9,590
Depreciation and amortization	2,597	2,405	1,886	2,481	4,483	4,886
EBITDA	$12,250	$40,226	$107,523	$38,786	$119,772	$79,012
Stock-based compensation	3,278	124	2,321	336	5,598	460
Gain on retirement of debt	(2,356)	—	—	(1,855)	(2,356)	(1,855)
Other income, net	312	(1,986)	(96,773)	(9,725)	(96,460)	(11,711)
Noncontrolling interest in income of subsidiaries	511	626	791	650	1,303	1,276
Corporate development costs	(376)	334	3,099	1,250	2,723	1,584
Employment Agreement Award and other compensation	(144)	580	(1,674)	903	(1,818)	1,482
Severance-related costs	150	133	136	109	287	242
Investment (expense) income from MGM National Harbor	(115)	1,967	—	2,148	(115)	4,117
Impairment of goodwill, intangible assets, and long-lived assets	16,775	—	22,081	14,905	38,856	14,905
Adjusted EBITDA	$30,285	$42,004	$37,504	$47,507	$67,790	$89,512

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PAGE 4 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	June 30, 2023	March 31, 2023	December 31, 2022

	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$231,208	$71,931	$101,879
Intangible assets, net	715,286	738,896	765,191
Available-for-sale securities - at fair value	—	136,826	136,826
Total assets	1,279,847	1,284,471	1,344,646
Total debt (including current portion, net of issuance costs)	715,204	714,780	739,000
Total liabilities	924,028	927,778	981,973
Total stockholders' equity	331,531	331,577	330,750
Redeemable noncontrolling interests	24,288	25,116	31,923

				Applicable Interest
	June 30, 2023	March 31, 2023	December 31, 2022	Rate

	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $10.2 million (fixed rate)	$715,204	$714,780	739,000	7.375%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management’s current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One’s control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-K/A, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

During the six months ended June 30, 2023, we recognized approximately $239.5 million in net revenue compared to approximately $230.8 million during the six months ended June 30, 2022. We recognized approximately $74.4 million of revenue from our radio broadcasting segment during the six months ended June 30, 2023, compared to approximately $68.7 million for the six months ended June 30, 2022, an increase of approximately $5.7 million, primarily due to the acquisition of three stations in the second half of 2022 in the Indianapolis market and revenue growth in the Atlanta market. Based on reports prepared by Miller Kaplan, the markets we operate in decreased 3.4% in total revenues. Net revenue from our radio broadcasting segment, excluding political advertising, during the six months ended June 30, 2023 increased 10.9% compared to the six months ended June 30, 2022. We recognized approximately $31.0 million of revenue from our Reach Media segment during the six months ended June 30, 2023, compared to approximately $21.1 million for the six months ended June 30, 2022, an increase of approximately $9.9 million. The increase was primarily driven by the addition of the Fantastic Voyage cruise during the second quarter of 2023. We recognized approximately $34.0 million of revenue from our digital segment during the six months ended June 30, 2023, compared to $33.4 million during the six months ended June 30, 2022, an increase of approximately $0.6 million. The increase was primarily driven by higher local radio digital revenues including the acquired Indianapolis stations. We recognized approximately $102.1 million of revenue from our cable television segment during the six months ended June 30, 2023, compared to $109.5 million during the six months ended June 30, 2022, a decrease of approximately $7.4 million. The decrease was primarily driven by lower ratings and decreased advertising sales and affiliate fees.

The following chart indicates the sources of our net revenue for the three months ended March 31, 2023 and 2022, June 30, 2023 and 2022 and for the six months ended June 30, 2023 and 2022:

	Three Months Ended March 31,				Three Months Ended June 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

	(Unaudited)				(Unaudited)
	(in thousands)				(in thousands)
Net Revenue:
Radio Advertising	$43,108	$39,127	$3,981	10.2%	$45,135	$44,067	$1,068	2.4%
Political Advertising	296	532	(236)	-44.4%	410	1,686	(1,276)	-75.7%
Digital Advertising	15,024	15,482	(458)	-3.0%	18,861	17,881	980	5.5%
Cable Television Advertising	25,822	30,414	(4,592)	-15.1%	30,247	29,120	1,127	3.9%
Cable Television Affiliate Fees	23,837	25,752	(1,915)	-7.4%	22,184	24,165	(1,981)	-8.2%
Event Revenues & Other	1,782	824	958	116.3%	12,815	1,738	11,077	637.3%

Net Revenue	$109,869	$112,131	$(2,262)	-2.0%	$129,652	$118,657	$10,995	9.3%

	Six Months Ended June 30,
	2023	2022	$ Change	% Change

	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$88,242	$83,817	$4,425	5.3%
Political Advertising	658	2,199	(1,541)	-70.1%
Digital Advertising	33,932	33,363	569	1.7%
Cable Television Advertising	56,069	59,535	(3,466)	-5.8%
Cable Television Affiliate Fees	46,020	49,917	(3,897)	-7.8%
Event Revenues & Other	14,600	1,957	12,643	646.0%

Net Revenue	$239,521	$230,788	$8,733	3.8%

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PAGE 6 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $172.8 million for the six months period ended June 30, 2023, up 16.2% from the approximately $148.7 million incurred for the comparable period in 2022. The overall operating expense increase was driven by higher programming and technical expenses and higher selling, general and administrative expenses, partially offset by lower corporate selling, general and administrative expenses. There was an increase of approximately $8.2 million related to Reach’s cruise event, $1.2 million in other radio event expenses, $4.6 million in cable tv content amortization, $5.0 million in employee compensation expenses, $3.8 million in contract labor, talent costs and consulting fees, $2.7 million in corporate professional fees, $2.2 million in variable expenses and $1.0 million in travel, entertainment, marketing and office expenses. These increased expenses were partially offset by a decrease of approximately $3.3 million in Employment Agreement award expenses and a decrease of $1.6 million for corporate business development costs. About $5.9 million of increased expense for the Indianapolis radio acquisition is included in these totals.

Depreciation and amortization expense was approximately $4.5 million for the six months ended June 30, 2023, compared to approximately $4.9 million for the six months ended June 30, 2022, a decrease of approximately $0.4 million. This decrease is due to capitalized assets becoming fully depreciated.

Impairment of goodwill, intangible assets and long-lived assets was approximately $38.9 million during the six months ended June 30, 2023 compared to $15.0 million for the six months ended June 30, 2022, an increase of approximately $23.9 million. The Company recognized a non-cash impairment charge of approximately $16.8 million associated with the sale of the KROI-FM radio broadcasting license during the quarter ended March 31, 2023 and during the quarter ended June 30, 2023, the Company recorded a non-cash impairment charge of approximately $22.1 million for its radio broadcasting licenses primarily in its Philadelphia market.

Interest expense decreased to approximately $28.0 million for the six months ended June 30, 2023, compared to approximately $31.8 million for the six months ended June 30, 2022, a decrease of approximately $3.8 million. The decrease is due to lower overall debt balances outstanding. During the six months ended June 30, 2023, the Company repurchased approximately $25.0 million of its 2028 Notes at an average price of approximately 89.1% of par, resulting in a net gain on retirement of debt of approximately $2.4 million.

Other income, net, was approximately $96.5 million and $11.7 million for the six months ended June 30, 2023 and 2022, respectively. The increase was primarily due to the gain on sale of the Company’s investment in MGM of approximately $96.8 million. During the six months ended June 30, 2022, the Company recognized income related to the MGM investment as well as the PPP Loan and related accrued interest that was forgiven.

For the six months ended June 30, 2023, we recorded a provision for income taxes of approximately $22.0 million. This amount is based on the actual effective tax rate of 24.3%. The difference between the effective rate and the Company’s statutory rate relates primarily to the effect of state taxes and permanent differences associated with non-deductible officer compensation. The Company also recorded approximately $23.9 million of discrete tax expense related to the gain on sale our MGM investment. For the six months ended June 30, 2022, we recorded a provision for income taxes of approximately $9.6 million. This amount is based on the actual effective tax rate of 22.0%, which includes 3.5% state income tax, 1.3% related to non-deductible goodwill impairment, 1.1% related to officer’s compensation, 0.2% other permanently non-deductible expenses. The Company also recorded approximately $2.1 million of discrete tax benefits primarily related to non-taxable income forgiveness of the PPP Loan. The Company paid income taxes of approximately $1.3 million and $698,000 for the six months ended June 30, 2023 and 2022, respectively.

Other pertinent financial information includes capital expenditures of approximately $4.1 million and $3.9 million for the six months ended June 30, 2023 and 2022, respectively.

During the six months ended June 30, 2023, the Company did not repurchase any shares of Class A common stock and repurchased 274,901 shares of Class D common stock in the amount of approximately $1.4 million. During the six months ended June 30, 2022, the Company did not repurchase any shares of Class A common stock and repurchased 4,687,068 shares of Class D common stock in the amount of approximately $24.7 million.

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PAGE 7 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months ended March 31, 2023 and 2022 and June 30, 2023 and 2022 and the six months ended June 30, 2023 and 2022 are included.

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PAGE 8 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	Three Months Ended March 31, 2023
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$109,869	$35,180	$10,917	$15,071	$49,677	$(976)
OPERATING EXPENSES:
Programming and technical	33,854	10,331	4,032	3,434	16,440	(383)
Selling, general and administrative	36,715	15,942	2,718	7,876	10,817	(638)
Corporate selling, general and administrative	8,530	—	718	0	1,798	6,014
Stock-based compensation	3,278	176	268	40	328	2,466
Depreciation and amortization	2,597	917	40	337	965	338
Impairment of goodwill, intangible assets, and long-lived assets	16,775	16,775	—	—	—	—
Total operating expenses	101,749	44,140	7,776	11,687	30,348	7,798
Operating income (loss)	8,120	(8,960)	3,141	3,384	19,329	(8,774)
INTEREST INCOME	333	—	—	—	—	333
INTEREST EXPENSE	14,068	56	—	—	1,919	12,094
GAIN ON SALE OF ASSETS	—	—	—	—	—	—
GAIN ON RETIREMENT OF DEBT	2,356	—	—	—	—	2,356
OTHER (EXPENSE), net	(312)	—	—	—	—	(312)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interests in income of subsidiaries	(3,571)	(9,015)	3,141	3,384	17,410	(18,490)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(1,160)	(1,759)	744	—	4,586	(4,730)
Net (loss) income from continuing operations	(2,411)	(7,256)	2,397	3,384	12,825	(13,760)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	—	—	—
NET (LOSS) INCOME	(2,411)	(7,256)	2,397	3,384	12,825	(13,760)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	511	—	—	—	—	511
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,922)	$(7,256)	$2,397	$3,384	$12,825	$(14,271)

Adjusted EBITDA[2]	$30,285	$9,022	$3,458	$3,761	$20,622	$(6,577)

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PAGE 9 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	Three Months Ended March 31, 2022
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$112,131	$31,493	$10,030	$15,486	$56,216	$(1,094)
OPERATING EXPENSES:
Programming and technical	28,518	8,876	3,413	3,270	13,341	(382)
Selling, general and administrative	35,210	14,742	2,106	7,593	11,481	(712)
Corporate selling, general and administrative	9,413	—	678	1	1,068	7,666
Stock-based compensation	124	—	—	—	39	85
Depreciation and amortization	2,405	815	47	333	946	264
Impairment of goodwill, intangible assets, and long-lived assets	—	—	—	—	—	—
Total operating expenses	75,670	24,433	6,244	11,197	26,875	6,921
Operating income (loss)	36,461	7,060	3,786	4,289	29,341	(8,015)
INTEREST INCOME	59	—	—	—	—	59
INTEREST EXPENSE	15,927	50	—	79	1,919	13,879
GAIN ON SALE OF ASSETS	—	—	—	—	—	—
GAIN ON RETIREMENT OF DEBT	—	—	—	—	—	—
OTHER INCOME, net	1,986	5	—	—	—	1,981
Income (loss) before (benefit from) provision for income taxes and noncontrolling interests in income of subsidiaries	22,579	7,015	3,786	4,210	27,422	(19,854)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	5,465	1,723	932	—	6,747	(3,937)
Net (loss) income from continuing operations	17,114	5,292	2,854	4,210	20,675	(15,917)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	—	—	—
NET (LOSS) INCOME	17,114	5,292	2,854	4,210	20,675	(15,917)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	626	—	—	—	—	626
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$16,488	$5,292	$2,854	$4,210	$20,675	$(16,543)

Adjusted EBITDA[2]	$42,004	$7,895	$3,833	$4,627	$30,326	$(4,677)

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PAGE 10 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	Three Months Ended June 30, 2023
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$129,652	$39,196	$20,052	$18,908	$52,430	$(934)
OPERATING EXPENSES:
Programming and technical	32,547	10,525	3,974	3,513	14,919	(383)
Selling, general and administrative	49,777	18,786	10,857	9,264	11,602	(732)
Corporate selling, general and administrative	11,385	—	619	—	1,849	8,917
Stock-based compensation	2,321	114	174	40	231	1,761
Depreciation and amortization	1,886	888	40	364	251	343
Impairment of goodwill, intangible assets, and long-lived assets	22,081	22,081	—	—	—	—
Total operating expenses	119,996	52,393	15,664	13,182	28,852	9,905
Operating income (loss)	9,655	(13,197)	4,388	5,726	23,578	(10,840)
INTEREST INCOME	1,898	—	—	—	—	1,898
INTEREST EXPENSE	13,972	56	—	—	640	13,277
GAIN ON SALE OF ASSETS	—	—	—	—	—	—
GAIN ON RETIREMENT OF DEBT	—	—	—	—	—	—
OTHER INCOME (EXPENSE), net	96,773	(67)	—	—	—	96,840
Income (loss) before (benefit from) provision for income taxes and noncontrolling interests in income of subsidiaries	94,355	(13,319)	4,388	5,726	22,938	74,621
PROVISION FOR (BENEFIT FROM) INCOME TAXES	23,197	(5,160)	1,289	—	6,633	20,435
Net (loss) income from continuing operations	71,158	(8,159)	3,099	5,726	16,305	54,187
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	—	—	—
NET (LOSS) INCOME	71,158	(8,159)	3,099	5,726	16,305	54,187
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	791	—	—	—	—	791
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$70,366	$(8,159)	$3,099	$5,726	$16,305	$53,395

Adjusted EBITDA[2]	$37,503	$9,995	$4,602	$6,157	$24,060	$(7,312)

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PAGE 11 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	Three Months Ended June 30, 2022
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$118,657	$37,192	$11,093	$17,881	$53,296	$(805)
OPERATING EXPENSES:
Programming and technical	28,351	9,120	3,727	3,307	12,579	(382)
Selling, general and administrative	35,193	16,418	1,916	6,904	10,377	(422)
Corporate selling, general and administrative	12,016	—	636	6	2,156	9,218
Stock-based compensation	336	0	—	—	286	49.61
Depreciation and amortization	2,481	825	46	332	952	326
Impairment of goodwill, intangible assets, and long-lived assets	14,905	14,905	—	—	—	—
Total operating expenses	93,282	41,268	6,325	10,549	26,350	8,790
Operating income (loss)	25,375	(4,076)	4,768	7,331	26,946	(9,595)
INTEREST INCOME	—	—	—	—	—	—
INTEREST EXPENSE	15,886	50	—	79	1,919	13,838
GAIN ON SALE OF ASSETS	1,855	—	—	—	—	1,855
GAIN ON RETIREMENT OF DEBT	—	—	—	—	—	—
OTHER INCOME (EXPENSE), net	9,725	(13)	—	—	—	9,738
Income (loss) before (benefit from) provision for income taxes and noncontrolling interests in income of subsidiaries	21,069	(4,139)	4,768	7,253	25,027	(11,840)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	4,125	(6,492)	1,368	—	7,355	1,894
Net (loss) income from continuing operations	16,944	2,353	3,400	7,253	17,672	(13,734)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	—	—	—
NET (LOSS) INCOME	16,944	2,353	3,400	7,253	17,672	(13,734)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	650	—	—	—	—	650
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$16,294	$2,353	$3,400	$7,253	$17,672	$(14,384)

Adjusted EBITDA[2]	$47,507	$11,672	$4,815	$7,664	$28,185	$(4,829)

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PAGE 12 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	Six Months Ended June 30, 2023
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$239,521	$74,376	$30,968	$33,979	$102,108	$(1,910)
OPERATING EXPENSES:
Programming and technical	66,401	20,855	8,006	6,947	31,359	(766)
Selling, general and administrative	86,492	34,727	13,575	17,140	22,420	(1,370)
Corporate selling, general and administrative	19,915	—	1,337	1	3,647	14,930
Stock-based compensation	5,598	289	443	80	559	4,227
Depreciation and amortization	4,483	1,805	79	701	1,216	682
Impairment of goodwill, intangible assets, and long-lived assets	38,856	38,856	—	—	—	—
Total operating expenses	221,745	96,532	23,440	24,869	59,201	17,703
Operating income (loss)	17,776	(22,157)	7,528	9,110	42,908	(19,613)
INTEREST INCOME	2,232	—	—	—	—	2,232
INTEREST EXPENSE	28,040	111	—	—	2,559	25,370
GAIN ON SALE OF ASSETS	—	—	—	—	—	—
GAIN ON RETIREMENT OF DEBT	2,356	—	—	—	—	2,356
OTHER INCOME (EXPENSE), net	96,460	(67)	—	—	—	96,527
Income (loss) before (benefit from) provision for income taxes and noncontrolling interests in income of subsidiaries	90,784	(22,335)	7,528	9,110	40,349	56,132
PROVISION FOR (BENEFIT FROM) INCOME TAXES	22,037	(6,919)	2,033	—	11,219	15,704
Net (loss) income from continuing operations	68,748	(15,416)	5,495	9,110	29,130	40,428
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	—	—	—
NET (LOSS) INCOME	68,748	(15,416)	5,495	9,110	29,130	40,428
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,303	—	—	—	—	1,303
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$67,444	$(15,416)	$5,495	$9,110	$29,130	$39,124

Adjusted EBITDA[2]	$67,790	$19,018	$8,059	$9,917	$44,683	$(13,887)

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PAGE 13 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

	Six Months Ended June 30, 2022
	(in thousands, unaudited)
						All Other -
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$230,788	$68,684	$21,123	$33,367	$109,513	$(1,899)
OPERATING EXPENSES:
Programming and technical	56,869	17,996	7,140	6,577	25,920	(764)
Selling, general and administrative	70,403	31,160	4,022	14,497	21,859	(1,135)
Corporate selling, general and administrative	21,429	—	1,314	7	3,223	16,885
Stock-based compensation	460	0	—	—	325	135
Depreciation and amortization	4,886	1,640	93	665	1,899	589
Impairment of goodwill, intangible assets, and long-lived assets	14,905	14,905	—	—	—	—
Total operating expenses	168,952	65,701	12,569	21,746	53,226	15,710
Operating income (loss)	61,836	2,983	8,554	11,621	56,287	(17,609)
INTEREST INCOME	59	—	—	—	—	59
INTEREST EXPENSE	31,813	99	—	158	3,838	27,718
GAIN ON SALE OF ASSETS	—	—	—	—	—	—
GAIN ON RETIREMENT OF DEBT	1,855	—	—	—	—	1,855
OTHER INCOME (EXPENSE), net	11,711	(8)	—	—	—	11,719
Income (loss) before (benefit from) provision for income taxes and noncontrolling interests in income of subsidiaries	43,648	2,876	8,554	11,463	52,449	(31,694)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	9,590	(4,769)	2,300	—	14,102	(2,043)
Net (loss) income from continuing operations	34,058	7,645	6,254	11,463	38,347	(29,651)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	—	—	—
NET (LOSS) INCOME	34,058	7,645	6,254	11,463	38,347	(29,651)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,276	—	—	—	—	1,276
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$32,782	$7,645	$6,254	$11,463	$38,347	$(30,927)

Adjusted EBITDA[2]	$89,512	$19,569	$8,647	$12,291	$58,511	$(9,506)

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PAGE 14 — URBAN ONE, INC. REPORTS FIRST AND SECOND QUARTER 2023 RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the first and second fiscal quarters of 2023. The conference call is scheduled for Thursday, December 07, 2023 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free 1-844-721-7241; international callers may dial direct (+1) 409-207-6955. The Access Code is 7824764.

A replay of the conference call will be available from 1:00 p.m. EST December 07, 2023 until 12:00 a.m. EST December 14, 2023. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 3718185.

Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of December 01, 2023, we owned and/or operated 72 independently formatted, revenue producing broadcast stations (including 57 FM or AM stations, 13 HD stations, and the 2 low power television stations) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.

Notes:

1“Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or loss, or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2“Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, corporate development costs, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from

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operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3For the three months ended March 31, 2023 and 2022, Urban One had 47,420,832 and 51,182,831 shares of common stock outstanding on a weighted average basis (basic), respectively. For the three months ended June 30, 2023 and 2022, Urban One had 47,629,163 and 50,086,346 shares of common stock outstanding on a weighted average basis (basic), respectively. For the six months ended June 30, 2023 and 2022, Urban One had 47,514,722 and 50,994,612 shares of common stock outstanding on a weighted average basis (basic), respectively.

4For the three months ended March 31, 2023 and 2022, Urban One had 47,420,832 and 55,097,781 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the three months ended June 30, 2023 and 2022, Urban One had 50,616,435 and 54,658,543 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the six months ended June 30, 2023 and 2022, Urban One had 50,373,714 and 54,871,963 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.

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